Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in Registration Statement No. 333-70567 of Magellan Petroleum Corporation on Form S-8 of our report dated September 26, 2005, appearing in this Annual Report on Form 10-K of Magellan Petroleum Corporation for the year ended June 30, 2005.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
September 26, 2005